Filed Pursuant to Rule 424(b)(3)

Registration No. 333-289814

PROSPECTUS

INTELLIGENT BIO SOLUTIONS INC.

4,147,616 Shares of Common Stock
Issuable upon Exercise of Outstanding Warrants

This prospectus relates to the resale, from time to time, by the selling stockholders (the “Selling Stockholders”) identified in this prospectus under the caption “Selling Stockholders,” of up to 4,046,456 shares of our common stock issuable upon exercise of certain outstanding common stock purchase warrants, the Series J Warrants, issued to the Selling Stockholders in a warrant inducement transaction (the “Warrant Inducement Transaction”) in which the Selling Stockholders received the Series J Warrants (also referred to as “Inducement Warrants”) to purchase up to a number of shares of our common stock equal to 200% of the number of warrant shares issued pursuant to the exercise or prepayment of certain existing warrants.

In addition, 101,160 shares of common stock are issuable upon the exercise of warrants (the “July Placement Agent Warrants” and together with the Series J Warrants, the “Warrants”) issued to our placement agent, Ladenburg Thalmann & Co. Inc. (“Ladenburg” or “Placement Agent”), and its designees in connection with the Warrant Inducement Transaction. The Placement Agent and its designees are also Selling Stockholders under this prospectus.

The Series J Warrants (Inducement Warrants) were issued on July 28, 2025, have an initial exercise price equal to $1.90 per share, will be exercisable at any time on or after the date the Company receives the Warrant Stockholder Approval (defined below), and will expire five and one-half (5.5) years from the date of issuance. The July Placement Agent Warrants were issued on July 28, 2025, have an initial exercise price equal to $2.375 per share, will be exercisable at any time on or after the date the Company receives the Warrant Stockholder Approval, and will expire five and one-half (5.5) years from the date of issuance. Upon the Company’s receipt of the Warrant Stockholder Approval, the Series J Warrants will be exercisable into an aggregate of up to 4,046,456 shares of common stock, subject to adjustment, and the July Placement Agent Warrants will be exercisable into an aggregate of up to 101,160 shares of common stock, subject to adjustment.

The Company has agreed to hold an annual or special meeting of stockholders or file an information statement as soon as possible after the date of the Inducement Agreements, and no later than ninety (90) days following the date of the Inducement Agreements, for the purpose of obtaining such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company with respect to the issuance of shares underlying the Series J Warrants and the July Placement Agent Warrants upon the exercise thereof (the “Warrant Stockholder Approval”).

See “Prospectus Summary – Warrant Inducement Transaction” for additional information regarding the Warrant Inducement Transaction, the Series J Warrants and the July Placement Agent Warrants.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders. We will receive proceeds from any cash exercise of the warrants, which, if exercised in cash with respect to all of the 4,147,616 shares of common stock offered hereby, would result in gross proceeds to us of a maximum of approximately $7.9 million; however, we cannot predict when and in what amounts or if the warrants will be exercised and it is possible that the warrants may expire and never be exercised, in which case we would not receive any cash proceeds. The Selling Stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution” on page 10. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. Each Selling Stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its shares.

Our common stock is listed on the Nasdaq Capital Market and traded under the symbol “INBS.” On September 10, 2025, the closing price of the common stock, as reported on Nasdaq was $1.70 per share. There is no established public trading market for the Series J Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Series J Warrants on any national securities exchange.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and we have elected to comply with certain reduced public company reporting requirements.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 11, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 5 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 5 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “INBS,” the “Company” and similar designations refer to Intelligent Bio Solutions Inc., unless otherwise indicated or as the context otherwise requires.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Overview of our Company

Intelligent Bio Solutions Inc. and its wholly owned Delaware subsidiary, GBS Operations Inc., were each formed on December 5, 2016, under the laws of the state of Delaware. The Company’s Australian subsidiary, Intelligent Bio Solutions (APAC) Pty Ltd, was formed on August 4, 2016, under the laws of New South Wales, Australia and was renamed to Intelligent Bio Solutions (APAC) Pty Ltd on January 6, 2023. On October 4, 2022, INBS acquired Intelligent Fingerprinting Limited (“IFP”), a company registered in England and Wales (the “IFP Acquisition”). The Company’s headquarters are in New York, New York.

Intelligent Bio Solutions Inc. is a medical technology company focused on developing and delivering intelligent, rapid, non-invasive testing and screening solutions. The Company operates globally with the objective of providing innovative and accessible solutions that improve the quality of life.

Our Testing Platforms

Intelligent Fingerprinting Platform: The Company’s current active product is the Intelligent Fingerprinting Platform, which consists of the proprietary portable platform that analyzes fingerprint sweat using a one-time cartridge and portable handheld reader. The flagship product from this platform, which is commercially available in certain countries outside of the United States, is the Intelligent Fingerprinting Drug Screening System (the “IFP System” or “IFP Products”), a two-part system that consists of non-invasive, fingerprint sweat-based diagnostic testing products designed to detect drugs of abuse including opiates, cocaine, methamphetamines, benzodiazepines, cannabis, methadone, and buprenorphine. The IFP System comprises a small, tamper-evident drug screening cartridge onto which ten fingerprint sweat samples are collected in under a minute before the portable analysis unit provides an on-screen result in under ten minutes. Samples collected with a confirmatory kit can also be sent to a third-party laboratory service provider for confirmation testing. Customers include safety-critical industries such as construction, transportation and logistics, mining, manufacturing, engineering, drug treatment organizations in the rehabilitation sector, and judicial organizations.

We plan to bring the IFP System to new markets and grow within existing markets concentrating on:

●	increasing market share across the United Kingdom and mainland Europe;
●	commencing sales and distribution throughout Australia, New Zealand and other countries in the Asia Pacific Region (“APAC Region”), and establishing the infrastructure and satisfying the regulatory requirements needed to do so;
●	continue to work on 510(k) pre-market notification submitted on December 2024 for expansion into United States markets that require FDA clearance, followed by the planned initial launch of our opiate test system for codeine and then for additional drugs following such additional FDA clearance as may be required;
●	initiating research aimed at broadening the capabilities of the IFP System to test for additional drugs and indications, facilitating the expansion of the platform into point-of-care medical testing;
●	expanding the IFP System into new customer segments, including major sporting organizations, law enforcement, and commercial airlines; and
●	developing a strategic network of distributors with established customer bases throughout the APAC Region, Europe and North America to distribute the IFP Products.

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Biosensor Platform: Under the terms of an Amended and Restated License Agreement dated September 12, 2019 (the “BPT License Agreement”), between the Company and Life Science Biosensor Diagnostics Pty Ltd (“LSBD” or “Licensor”), the Company held an exclusive license in the Asia Pacific Region (“APAC Region”) to the Licensor’s proprietary rights to the biosensor technology (the “Biosensor IP”) used in the biosensor platform we refer to as the Biosensor Platform Technology (“BPT”), or simply the “Biosensor Platform”. This platform consists of a small, printable modified organic thin-film transistor strip designed to detect multiple biological analytes by substituting the top enzyme layer of the biosensor to suit each analyte. We refer to products that use the BPT as the “Licensed Products”. This platform technology has the potential to develop a range of Point of Care Tests. We understand that following the appointment of a liquidator to LSBD on July 21, 2023, the Biosensor IP we licensed from LSBD has reverted back to the University of Newcastle. Following our ongoing discussions with the University of Newcastle, it is the Company’s understanding that the University of Newcastle cannot finalize licensing of the Biosensor IP until the liquidation of LSBD is complete. As the timeline for the completion of LSBD’s liquidation is unknown, the Company does not expect any updates or finalization of any license terms until this occurs. As a result, further development of the BPT has been postponed until we are able to finalize licensing arrangements related to the BPT.

Our Products.

Intelligent Fingerprinting Drug Screening System

Our wholly owned subsidiary, Intelligent Fingerprinting Limited (IFP), is the developer and owner of our proprietary and commercially available portable drug screening system designed to detect common drugs of abuse through fingerprint sweat. The IFP System consists of a small, tamper-evident drug screening cartridge that collects ten fingerprint sweat samples, which are then analyzed in a portable handheld reader for precise on-screen results in minutes. This system eliminates the need for invasive and unpleasant urine, saliva, or blood collection to test for substance abuse. The ten samples are collected in under a minute before the portable analysis unit provides an on-screen result in under ten minutes. The IFP System is currently designed to detect opioids, cocaine, methamphetamines, benzodiazepines, cannabis, methadone, and buprenorphine. In addition, samples collected via confirmatory kits can be sent to a third-party laboratory service provider for confirmation testing.

Intelligent Fingerprinting Drug Screening System Functionality

The IFP System consists of single-use, tamper-evident Intelligent Fingerprinting Cartridges for sample collection and the portable Intelligent Fingerprinting DSR-Plus portable analysis unit. The cartridge is inserted into a reader, and within 10 minutes, the results are displayed, with options to print and save anonymized data for further use. Results can also be downloaded to a computer and be used for, among other things, and to the extent legally permissible, integration with employee medical records or for general statistical analysis.

History and Background of the Intelligent Fingerprinting Drug Screening System

Founded in 2007, IFP is a spin-out company from the University of East Anglia (UEA) and is based in Cambridge, England. IFP developed and commercialized the patented Intelligent Fingerprinting DSR-Plus Reader and Cartridge system, which has been predominantly sold in the United Kingdom, mainland Europe and the Middle East. IFP continues to manufacture the cartridges for the IFP System in its factory in Cambridge, England.

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Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Recent Developments

Warrant Inducement Transaction

On July 25, 2025, the Company entered into warrant exercise inducement offer letters (each an “Inducement Agreement”) with certain existing holders of certain Company warrants (collectively, the “Holders”) to receive new warrants (the “Inducement Warrants” or “Series J Warrants”) to purchase up to a number of shares of the Company’s common stock equal to 200% of the number of warrant shares issued pursuant to the exercise (or prepayment) of Series G Warrants (as defined below) and Series H-1 Warrants (as defined below) (the “Warrant Inducement Transaction”). Pursuant to the Inducement Agreements, the Holders agreed to exercise for cash (or prepay) at the Reduced Exercise Price (as defined below) the Series G Warrants and Series H-1 Warrants in exchange for the Company’s agreement to issue the Inducement Warrants and to reduce the exercise price of Series H-2 Warrants (as defined below) to the Reduced Exercise Price. The warrants subject to the Inducement Agreement consist of certain existing Series G Common Stock Purchase Warrants issued on February 7, 2024 (the “Series G Warrants”); Series H-1 Common Stock Purchase Warrants issued on March 12, 2024 (the “Series H-1 Warrants”); and Series H-2 Common Stock Purchase Warrants issued on March 12, 2024 (the “Series H-2 Warrants,” collectively with the Series G Warrants and the Series H-1 Warrants, the “Existing Warrants”). The Warrant Inducement Transaction closed on July 28, 2025.

The Holders are the Selling Stockholders named in this prospectus. For more information regarding the Selling Stockholders, see “Selling Stockholders.”

Pursuant to the Inducement Agreements, the Company reduced the exercise price for such Existing Warrants to $1.90 per share (the “Reduced Exercise Price”), and the Holders: (i) exercised Series G and Series H-1 Warrants to purchase 1,545,494 shares of the Company’s common stock; and (ii) prepaid $1.89 per share of the Reduced Exercise Price for Series H-1 Warrants to purchase 477,734 shares of the Company’s common stock in consideration of the Company further reducing the exercise price of Series H-1 Warrants to purchase 477,734 shares of the Company’s common stock to $0.01 per share.

The Inducement Warrants (Series J Warrants) were issued on July 28, 2025, have an initial exercise price equal to $1.90 per share, will be exercisable at any time on or after the date the Company receives the Warrant Stockholder Approval (defined below), and will expire five and one-half (5.5) years from the date of issuance. Upon the Company’s receipt of the Warrant Stockholder Approval, the Inducement Warrants will be exercisable into an aggregate of up to 4,046,456 shares of common stock, subject to adjustment.

Gross proceeds to the Company from the exercise (or prepayment) of the Series G Warrants and Series H-1 Warrants were approximately $3.8 million, prior to deducting closing costs and placement agent fees as further described below.

As a result of the Holders exercising Series G Warrants and Series H-1 Warrants, the Company issued an aggregate of 1,545,494 shares of its common stock, and, as a result of the prepayment of the remaining Series H-1 Warrants, the Company will amend such remaining Series H-1 Warrants to permit the purchase of 477,734 shares of the Company’s common stock at an exercise price of $0.01 per share.

The Company agreed to file a resale registration statement registering the shares underlying the Inducement Warrants (the “Resale Registration Statement”) within thirty (30) days of the date of the Inducement Agreements and to use commercially reasonable best efforts to cause the Resale Registration Statement to be effective on or prior to the 180th calendar day after the date of the Inducement Agreements. This prospectus is part of the registration statement filed in connection with fulfilling this obligation under the Inducement Agreements.

The Company further agreed to either hold an annual or special meeting of stockholders or file an information statement as soon as possible after the date of the Inducement Agreements, and no later than ninety (90) days following the date of the Inducement Agreements, for the purpose of obtaining such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Company with respect to the issuance of shares underlying the Series J Warrants and the July Placement Agent Warrants upon the exercise thereof (the “Warrant Stockholder Approval”).

In connection with the transactions contemplated in the Inducement Agreements, the Company agreed to pay its placement agent, Ladenburg Thalmann & Co. Inc. (the “Agent” or “Ladenburg”), the following compensation: (i) a cash fee equal to 8.0% of the gross proceeds received by the Company in the transactions contemplated by the Inducement Agreements, (ii) a management fee equal to 1.0% of the gross proceeds received by the Company in the transactions contemplated by the Inducement Agreements, (iii) legal fees and out-of-pocket expenses of $65,000, and (iv) common stock purchase warrants to purchase 101,160 shares of common stock, with an exercise price of $2.375 per share (subject to adjustments) and a term of five and one-half (5.5) years from the date of issuance (the “July Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Inducement Warrants, except with regard to the exercise price.

The Placement Agent and its designees are also Selling Stockholders named in this prospectus. For more information regarding the Selling Stockholders, see “Selling Stockholders.”

Corporate Information

Our principal executive offices are located at 135 West, 41st Street, 5th Floor, New York, NY 10036. Our telephone number is (646) 828-8258 and our website address is www.ibs.inc. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012, and we may remain an emerging growth company for up to five years from the closing of our initial public offering in December 2020. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page 5 of this prospectus and our Annual Report on Form 10-K for the year ended June 30, 2025, incorporated by reference herein.

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RISK FACTORS

Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to this Offering

The number of shares being registered for resale is significant in relation to the number of our outstanding shares of common stock.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the selling stockholders. These shares represent a large number of shares of our common stock, and if sold in the market all at once or at about the same time, could depress the market price of our common stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments thereto filed with the SEC. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

●	our ability to continue as a going concern;
●	our ability to successfully integrate acquisitions;
●	our ability to successfully develop and commercialize our drug and diagnostic tests;
●	our ability to realize commercial benefit from our partnerships and collaborations;
●	our ability to secure regulatory approvals or clearance;
●	compliance with obligations under intellectual property licenses with third parties;
●	market acceptance of our new offerings;
●	our ability to establish or maintain collaborations, licensing or other arrangements;
●	our ability and third parties’ abilities to protect intellectual property rights;
●	our ability to adequately support future growth; and
●	our ability to attract and retain key personnel to manage our business effectively.

Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth above under the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the Selling Stockholders identified herein. We will not receive any of the proceeds from the sale of these shares.

We will receive proceeds from any cash exercise of the Warrants, which, if exercised in cash with respect to all of the 4,147,616 shares of common stock underlying the Warrants, would result in gross proceeds to us of a maximum of approximately $7.9 million.

We intend to use any proceeds received by us from the cash exercise of the Warrants for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the cash exercise of the Warrants. Accordingly, our management will have broad discretion in the timing and application of these proceeds. The holders of the Warrants may exercise the Warrants at their own discretion and at any time until their expiration subject to and in accordance with the terms of the Warrants. As a result, we cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. In addition, the Warrants are exercisable on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of shares of common stock for which the Warrants are exercisable. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Warrants.

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SELLING STOCKHOLDERS

The 4,147,616 shares of common stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon exercise of the Series J Warrants (4,046,456 shares) and the July Placement Agent Warrants (101,160 shares). For additional information regarding the Series J Warrants and July Placement Agent Warrants, see “Prospectus Summary – Warrant Inducement Transaction” above. We are registering the shares of common stock in order to permit the Selling Stockholders and any of their pledgees, assignees and successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of such shares of common stock in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholders identified in the first column, based on its ownership of shares of common stock and warrants as of August 18, 2025. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock as of a date if the person has or shares with others the right to vote those shares or to dispose of them on that date, or if the person has the right to acquire voting or disposition rights within 60 days of that date. Percentage of beneficial ownership is calculated based on 8,979,152 shares of common stock outstanding as of August 18, 2025. All amounts in the table below include shares of our common stock issuable upon exercise of stock options, warrants, or other securities that are exercisable or convertible within 60 days of August 18, 2025, and assumes the full exercise of the Series J Warrants, the July Placement Agent Warrants, and other warrants, as applicable, held by the Selling Stockholders on that date, without regard to any limitations on exercises and assuming the Warrant Stockholder Approval is obtained.

This prospectus covers the resale of the sum of the maximum number of shares of common stock issuable upon exercise of the Series J Warrants and the July Placement Agent Warrants as if such warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination, and all subject to adjustment as provided in the applicable warrant, and without regard to any limitations on the exercise of any warrant. The fourth column assumes the sale of all of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Series J Warrants, the July Placement Agent Warrants and the other warrants held by Selling Stockholders, a Selling Stockholder may not exercise any such warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

We cannot predict when or if the Selling Stockholders will exercise the Warrants, and following any such exercise, we do not know how long a Selling Stockholder will hold the shares before selling them. We currently have no agreements, arrangements or understandings with any Selling Stockholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the Selling Stockholders. As a result, we cannot estimate the number of shares of common stock any Selling Stockholder will beneficially own after termination of sales under this prospectus. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for this table.

Neither the Selling Stockholders, nor any persons having control over the Selling Stockholders, have held any position or office with us or our affiliates within the last three years or have had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares, warrants or other securities; provided, however, (a) that Ladenburg, a registered broker dealer, has served as (i) financial advisor to the Company in connection with our acquisition of IFP; (ii) representative of the underwriters in our public offering that closed on March 10, 2023; (iii) representative of the underwriters in our public offering that closed on October 4, 2023; (iv) placement agent of the Company in the warrant inducement transaction that closed in February 2024; (v) placement agent of the Company in the Warrant Inducement Transaction that closed in July 2025, for which Ladenburg received July Placement Agent Warrants; (vi) manager and sales agent in our ATM offering pursuant to an At-The-Market Offering Agreement, dated September 18, 2024, with Ladenburg and our shelf registration statement on Form S-3 (File No. 333-264218); and (vii) representative of the underwriters in our public offering that closed on February 21, 2025; (b) Ladenburg received compensation from the Company in connection with it service in the transactions described under the preceding clause (a); and (c) Nicholas Stergis, David Coherd, Andrew Moorefield and Daniel Daley are employees of Ladenburg and Messrs. Stergis and Coherd may be deemed to be affiliates of Ladenburg, a registered broker-dealer.

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Column 1	Column 2		Column 3	Column 4
	Shares Beneficially Owned Prior to this Offering†		Maximum Number of Shares to be Sold	Shares Beneficially Owned After this Offering
Name of Selling Stockholder	Number of Shares	Percent of Class	Pursuant in this Offering††	Number of Shares	Percent of Class

Alyeska Master Fund, LP(1)	2,594,642	23.80%	879,120	1,715,552	17.40%
ADAR1 Partners, LP(2)	1,758,240	16.99%	879,120	879,120	8.92%
CVI Investments, Inc.(3)	1,421,556	13.74%	879,120	542,436	5.50%
Warberg WF XII LP(4)	1,279,120	12.65%	500,000	779,120	8.22%
Bigger Capital Fund, LP(5)	454,548	4.82%	454,548	0	-
District 2 Capital Fund LP(6)	151,516	1.66%	151,516	0	-
Lind Global Fund II LP(7)	322,239	3.47%	303,032	19,207	*
Andrew Moorefield(8)	33,927	*	4,552	29,375	*
Daniel Daley(9)	6,100	*	1,500	4,600	*
Nicholas Stergis(10)	240,322	2.61%	45,540	194,782	2.16%
David Coherd(11)	26,971	*	9,104	17,867	*
Ladenburg Thalmann & Co. Inc.(12)	141,413	1.55%	40,464	100,949	1.12%

† Includes common stock issuable upon exercise of warrants.

†† Consists of common stock issuable upon exercise of Series J Warrants and July Placement Agent Warrants (as applicable).

*Less than 1%.

(1) Consists of 673,492 shares directly held by Alyeska Master Fund, LP (“Alyeska”), 222,910 shares underlying pre-funded warrants, 379,560 shares underlying Series H-1 Warrants, 439,560 shares underlying Series H-2 Warrants, and 879,120 shares underlying Series J Warrants held by Alyeska. Alyeska Investment Group, L.P., the investment manager of Alyeska, has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The address of the Selling Stockholder is Alyeska Master Fund, L.P. c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601. The warrants are subject to a beneficial ownership limitation of 9.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(2) Consists of 390,946 shares directly held by ADAR1 Partners, LP (“ADAR1”), 48,614 shares underlying Series H-1 Warrants, 439,560 shares underlying Series H-2 Warrants, and 879,120 shares underlying J Warrants held by ADAR1. Such securities may be deemed to be beneficially owned by Daniel Schneeberger, the manager of the General Partner of ADAR1. Mr. Schneeberger disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of the Selling Stockholder is 3503 Wild Cherry Drive, Building 9, Austin TX 78738. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

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(3) Consists of 53,316 shares directly held by CVI Investments, Inc. (“CVI”), 49,560 shares underlying Series H-1 Warrants, 439,560 shares underlying Series H-2 Warrants, and 879,120 shares underlying Series J Warrants held by CVI. Heights Capital Management, Inc., the authorized agent of CVI, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares Martin Kobinger, in his capacity as President of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the investor in this offering. The address of the Selling Stockholder is CVI Investments, Inc. c/o Heights Capital Management, Inc. 101 California Street, Suite 3250, San Francisco, CA 94111. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(4) Consists of 150,000 shares directly held by Warberg WF XII LP (“Warberg”); 189,560 shares underlying Series H-1 Warrants; 439,560 shares underlying Series H-2 Warrants; and 500,000 shares underlying Series J Warrants held by Warberg. The securities are directly held by Warberg WF XII LP and may be deemed to be beneficially owned by Daniel Warsh, who has investment and dispositive power over the securities. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of the Selling Stockholder is 716 Oak St. Winnetka, IL 60093.

(5) Consists of 454,548 shares underlying Series J Warrants. The securities are directly held by Bigger Capital Fund, LP, a Delaware limited partnership (“Bigger”), and may be deemed to be beneficially owned by Michael Bigger, Managing Member of the general partner of Bigger. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of the Selling Stockholder is 11700 W Charleston Blvd 170-659, Las Vegas, NV 89135.

(6) Consists of 151,516 shares underlying Series J Warrants The securities are directly held by District 2 Capital Fund LP, a Delaware limited partnership (“D2”), and may be deemed to be beneficially owned by Michael Bigger, Managing Member of the general partner of D2. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of the Selling Stockholder is 14 Wall St. 2nd Floor, Huntington, NY 11743.

(7) Consists of 19,207 shares directly held by Lind Global Fund II LP (“Lind”) and 303,032 shares underlying Series J Warrants held by Lind. Jeff Easton is the Managing Member of Lind Global Partners II, LLC, which is the General Partner of Lind Global Fund II LP, and in such capacity has the right to vote and dispose of the securities held by Lind. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of the Selling Stockholder is 444 Madison Ave Fl 41, New York, NY 10022.

(8) Consists of 11,250 Shares directly held by Andrew Moorefield, 6,750 shares underlying Series H-1 Warrants and 6,750 shares underlying Series H-2 Warrants; 3,375 shares underlying previously issued placement agent warrants; 1,250 Series E Warrants; and 4,552 shares underlying the July Placement Agent Warrants held by Mr. Moorefield. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The Selling Stockholder is an employee and designee of Ladenburg, a registered broker-dealer that received the July Placement Agent Warrants pursuant to investment banking services in connection with the Warrant Inducement Transaction.

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(9) Consists of 2,300 shares underlying Series H-1 Warrants; 2,300 shares underlying Series H-2 Warrants; and 1,500 shares underlying July Placement Agent Warrants held by Daniel Daley. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The Selling Stockholder is an employee and designee of Ladenburg, a registered broker-dealer that received the July Placement Agent Warrants pursuant to investment banking services in connection with the Warrant Inducement Transaction.

(10) Consists of (i) 24,059 Shares directly held by Nicholas Stergis & Jennifer Stergis Tenancy By Entirety (“NSJS”); (ii) 16,483 shares underlying Series H-1 Warrants held by NSJS; (iii) 16,483 shares underlying Series H-2 Warrants held by NSJS; (iv) 7,576 shares underlying other warrants held by NSJS; (v) 130,181 shares underlying previously issued placement agent warrants held by Mr. Stergis, (vi) 45,540 shares underlying July Placement Agent Warrants held by Nicholas Stergis. The warrants listed above are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The Selling Stockholder is an affiliate and designee of Ladenburg, a registered broker-dealer that received the July Placement Agent Warrants pursuant to investment banking services in connection with the Warrant Inducement Transaction. The Selling Stockholder has represented to us that the shares held by it were issued in the ordinary course of business and that at the time of issuance, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares.

(11) Consists of 17,867 shares underlying previously issued placement agent warrants held by David Coherd and 9,104 shares underlying July Placement Agent Warrants held by Mr. Coherd. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The Selling Stockholder is an affiliate and designee of Ladenburg, a registered broker-dealer that received the July Placement Agent Warrants pursuant to investment banking services in connection with the Warrant Inducement Transaction. The Selling Stockholder has represented to us that the shares held by it were issued in the ordinary course of business and that at the time of issuance, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares.

(12) Consists of 40,464 shares underlying the July Private Placement Warrants held directly by Ladenburg, as well as 100,949 shares underlying previously issued placement agent warrants held by Ladenburg. The principal address of Ladenburg is 640 Fifth Avenue, 4th Floor, New York, NY 10019. The warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Ladenburg is a registered broker-dealer that received the July Placement Agent Warrants pursuant to investment banking services in connection with the Warrant Inducement Transaction. Ladenburg has represented to us that the shares held by it were issued in the ordinary course of business and that at the time of issuance, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable to the Selling Stockholders to permit the resale of these shares of common stock by the Selling Stockholders and any of their pledgees, assignees and successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to the registration of the shares of common stock.

The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this registration statement, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, or FINRA.

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In connection with sales of the shares of common stock or otherwise, and unless limited by any contractual arrangements with us, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume and the Selling Stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the Selling Stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use shares registered pursuant to this registration statement to cover short sales of our common stock made prior to the date the registration statement is declared effective by the SEC.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this registration statement or any amendment to this registration statement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this registration statement. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this registration statement.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including without limitation, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Stockholder, other than Ladenburg, has informed us that it is not a registered broker-dealer. Upon being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with in all respects.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We may indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the agreements with the Selling Stockholders, or the Selling Stockholders may be entitled to contribution.

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EXPERTS

The consolidated financial statements of the Company as of June 30, 2025, and 2024, and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of UHY LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by ArentFox Schiff LLP, Washington, DC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to, or statements regarding, any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each of these references and statements is qualified in all respects by this reference.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available free of charge to the public on the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, our website (www.ibs.inc) under the heading “Investors.” The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents and filings (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that: (i) are listed below; (ii) are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement; and (iii) we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended June 30, 2025 (filed on August 15, 2025);

●	our Current Reports on Form 8-K and any amendments on Form 8-K/A filed on July 3, 2025; July 28, 2025; and August 6, 2025 (other than Item 7.01 thereof); and

●	the description of our common stock contained in our registration statement Form 8-A filed with the SEC on December 22, 2020, and any other amendment or report filed for the purpose of updating such description, including any exhibits to our Annual Report on Form 10-K.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Intelligent Bio Solutions Inc.

135 West, 41st Street, 5th Floor

New York, NY 10036

Attention: Corporate Secretary

(646) 828-8258

The documents incorporated by reference may be accessed at our website at www.ibs.inc. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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INTELLIGENT BIO SOLUTIONS INC.

4,147,616 Shares of Common Stock

PROSPECTUS

September 11, 2025